EXHIBIT 99.1

CONTACTS:
Dennis Braun, Chief Financial Officer
Phone:     ++41 1 944 3345
Fax:       ++41 1 944 2470

Mary T. Finnegan, Treasurer / Investor Relations
Phone:     ++1 614 438 4748
Fax:       ++1 614 438 4646

                 METTLER-TOLEDO INTERNATIONAL INC. REPORTS
                        FOURTH QUARTER 2003 RESULTS

      - - 2% LOCAL CURRENCY SALES GROWTH (10% TOTAL SALES GROWTH) - -
          - - ANNOUNCES $100 MILLION SHARE REPURCHASE PROGRAM - -

GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - February 5, 2004 - Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings of $32.9 million, or $0.72 per share on a diluted basis, for the quarter ended December 31, 2003. This represents a 4% increase over net earnings per share of $0.69 for the fourth quarter of 2002.

For the year ended December 31, 2003, net earnings per share were $2.19, compared with $2.15 in 2002. These amounts exclude restructuring charges in both periods and a one-time tax gain in 2002. On a reported basis, net earnings per share were $2.11 in 2003, versus $2.21 in 2002.

Sales for the quarter were $370.4 million, compared with $337.3 million in 2002. This represents a 2% increase in local currency sales and an incremental 8% benefit from currency. Adjusted operating income amounted to $54.1 million, a 5% increase over the prior year amount of $51.4 million.

For the year ended December 31, 2003, the Company reported sales of $1.304 billion, compared with $1.214 billion for 2002. This represents a 7% increase in reported sales, consisting of a 7% benefit from currency and flat local currency sales. Adjusted operating income in 2003 amounted to $167.4 million, compared with $165.2 million in the same period of 2002. Adjusted operating income after restructuring charges was $161.9 million in 2003 and $136.5 million in 2002.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "We are pleased with our solid financial performance in the quarter. We experienced better-than-expected sales growth in our core laboratory and industrial businesses. Operating profit increased over the prior year, in part due to the benefit of our cost-restructuring initiatives. Our free cash flow for the full year increased 12% to $106 million from $95 million in 2002."

Given the Company's strong financial condition and consistently high and growing level of cash flow, the Board of Directors has authorized a share repurchase program, commencing with an initial buyback of up to $100 million over the next two years. Spoerry commented, "This program reflects our confidence in the strength and future growth prospects of our franchise. We believe this program will be accretive to earnings per share, enhance shareholder value, improve the liquidity of our stock and mitigate dilution from employee stock options. With our annual cash flow generation and availability under our new bank facility, we have significant financial resources to pursue our acquisition strategy." The Company added that repurchases will be made through open market transactions, and the timing will depend on the level of acquisition activity, business and market conditions, the stock price, trading restrictions and other factors.

Spoerry concluded, "Consistent with our focus on building for the future, in 2003 we began launching exciting new products resulting from our record R&D investment, expanded our Chinese operations, extended our service offering and continued to improve our cost structure. We are cautiously optimistic about 2004 as we anticipate gradual improvements in our customers' spending patterns and expect economic conditions to be strong in Asia, improving in the United States but weak in Europe. Based on this assessment, we currently expect 2004 sales in local currency to increase between 2% and 4% and EPS to grow between 5% and 10%."

For the 12 months ended December 31, 2003, the Company reported local currency sales declines of 3% in the Americas and 2% in Europe and sales growth of 17% in Asia and the Rest of World.

The Company has reconciled its diluted earnings per share before restructuring charges to its diluted earnings per share to be reported in the Company's Form 10-K for the quarter and year ended December 31, 2003 on the comparative financial information schedules attached to this press release. Additional operational data has also been reconciled to the most comparable U.S. GAAP measure in the attached schedules.

The Company will host a conference call to discuss its fourth quarter results today (Thursday, February 5) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world's largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world's largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see Exhibit 99.1 to the Company's Annual Report on Form 10-K for the fiscal year December 31, 2002.


                             METTLER-TOLEDO INTERNATIONAL INC.
                             COMPARATIVE FINANCIAL INFORMATION
                          (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                  THREE months ended              THREE months ended
                                   December 31, 2003               December 31, 2002
                                         (unaudited)     %                (unaudited)    %

Net sales                                   $370,446   100.0 (a)             $337,306   100.0
Cost of sales                                194,203    52.4                  178,711    53.0
                                          ----------  ------              -----------   -----
  Gross profit                               176,243    47.6                  158,595    47.0

Research and development                      20,918     5.6                   18,695     5.5
Selling, general and administrative          101,226    27.4                   88,517    26.3
                                          ----------  ------              -----------    ----
  Adjusted operating income                   54,099    14.6                   51,383    15.2

Amortization                                   3,148     0.9                    2,852     0.8
Interest expense                               3,475     0.9                    4,034     1.2
Other charges (income), net                      417     0.1                     (206)   (0.1)
                                          ----------  ------              -----------    ----
  Earnings before taxes                       47,059    12.7                   44,703    13.3

Provision for taxes                           14,118     3.8                   13,411     4.0
                                          ----------  ------              -----------    ----
  Net earnings                              $ 32,941     8.9                 $ 31,292     9.3
                                          ==========  ======              ===========    ====

Diluted per share amounts:

Net earnings                                $   0.72                         $   0.69

Weighted average number of
  common shares                           45,711,078                       45,317,919

   Notes:



   (a) Local currency sales increased 2% compared to the same period in 2002.


                     METTLER-TOLEDO INTERNATIONAL INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)


                                         AS REPORTED           AS REPORTED
                                         -----------           -----------
                                  THREE months ended    THREE months ended
                                   December 31, 2003     December 31, 2002
                                         (unaudited)           (unaudited)

Net sales                                  $ 370,446             $ 337,306
Cost of sales                                194,203               178,711
                                        ------------          ------------
   Gross profit                              176,243               158,595

Research and development                      20,918                18,695
Selling, general and administrative          101,226                88,517
Amortization                                   3,148                 2,852
Interest expense                               3,475                 4,034
Other charges (income), net                      417                  (206)
                                        ------------          ------------
   Earnings before taxes                      47,059                44,703

Provision for taxes                           14,118                13,411
                                        ------------          ------------
   Net earnings                            $  32,941             $  31,292
                                        ============          ============

Basic earnings per common share:
   Net earnings                            $    0.74             $    0.71
   Weighted average number of
     common shares                        44,582,017            44,384,820

Diluted earnings per common share:
   Net earnings                            $    0.72             $    0.69
   Weighted average number of
     common shares                        45,711,078            45,317,919


                                           METTLER-TOLEDO INTERNATIONAL INC.
                                          COMPARATIVE FINANCIAL INFORMATION
                                       (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)


                                                         YEAR ended                          YEAR ended
                                                  December 31, 2003    %              December 31, 2002      %

Net sales                                                $1,304,431   100.0 (a)              $1,213,707     100.0
Cost of sales                                               686,255    52.6                     645,970      53.2
                                                        -----------  ------                 -----------    ------
  Gross profit                                              618,176    47.4                     567,737      46.8

Research and development                                     78,003     6.0                      70,625       5.8
Selling, general and administrative                         372,822    28.6                     331,959      27.4
                                                        -----------  ------                 -----------    ------
  Adjusted operating income                                 167,351    12.8                     165,153      13.6
Restructuring charge                                          5,444     0.4 (b)(c)               28,661       2.4 (c)(d)
                                                        -----------  ------                 -----------    ------
  Adjusted operating income after
  restructuring charge                                      161,907    12.4                     136,492      11.2

Amortization                                                 11,724     0.9                       9,332       0.8
Interest expense                                             14,153     1.1                      17,209       1.4
Other charges (income), net                                    (881)   (0.1)(c)                    (459)     (0.1)(c)
                                                        -----------  ------                 -----------    ------
  Earnings before taxes                                     136,911    10.5                     110,410       9.1

Provision for taxes                                          41,073     3.2                       9,989       0.8 (e)
                                                        -----------  ------                 -----------    ------
  Net earnings                                           $   95,838     7.3                  $  100,421       8.3
                                                        ===========  ======                 ===========    ======


Diluted per share amounts:
  Net earnings before restructuring charge and
  one-time tax gain                                      $     2.19                          $     2.15
  Restructuring charge, net of tax benefit                    (0.08)                              (0.45)
  One-time tax gain                                               -                                0.51
                                                        -----------                         -----------
  Net earnings                                           $     2.11                          $     2.21
                                                        ===========                         ===========
Weighted average number of common shares                 45,508,847                          45,370,053

Reconciliation of net earnings:
  Net earnings before restructuring charge and
  one-time tax gain                                      $   99,649                          $   97,349
  Restructuring charge, net of tax benefit                   (3,811)                            (20,063)
  One-time tax gain                                               -                              23,135
                                                        -----------                         -----------
  Net earnings                                           $   95,838                          $  100,421
                                                        ===========                         ===========

 Notes:

(a)  Local currency sales were flat compared to the same period in 2002.
(b) Relates to the final union settlement on the facility closure in France. As described in Note 14 in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.
(c) In the Consolidated Statements of Operations, the restructuring charges are included in Other charges (income), net.
(d) Comprises severance, asset write-downs and other costs primarily related to headcount reductions and manufacturing transfers.
(e) Includes a one-time gain of $23,135 in respect of a tax restructuring program and related tax audits.



                            METTLER-TOLEDO INTERNATIONAL INC.
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                         (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)


                                                     AS REPORTED                AS REPORTED
                                                     -----------                -----------
                                                      YEAR ended                 YEAR ended
                                               December 31, 2003          December 31, 2002

Net sales                                            $ 1,304,431                $ 1,213,707
Cost of sales                                            686,255                    645,970
                                                   -------------              -------------
   Gross profit                                          618,176                    567,737

Research and development                                  78,003                     70,625
Selling, general and administrative                      372,822                    331,959
Amortization                                              11,724                      9,332
Interest expense                                          14,153                     17,209
Other charges (income), net                                4,563 (a)                 28,202 (c)
                                                   -------------              -------------
   Earnings before taxes                                 136,911                    110,410

Provision for taxes                                       41,073 (b)                  9,989 (d)
                                                   -------------              -------------
   Net earnings                                      $    95,838                $   100,421
                                                   =============              =============

Basic earnings per common share:
   Net earnings                                      $      2.15                $      2.27
   Weighted average number of common shares           44,473,913                 44,280,605

Diluted earnings per common share:
   Net earnings                                      $      2.11                $      2.21
   Weighted average number of common shares           45,508,847                 45,370,053


Notes:

(a) Includes a restructuring charge of $5,444 ($3,811 after tax) related to the final union settlement on the facility closure in France. As described in Note 14 in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.
(b)  Includes a tax benefit of $1,633 in respect of (a) above.

(c) Includes a restructuring charge of $28,661 ($20,063 after tax) comprising severance, asset write-downs and other costs primarily related to headcount reductions and manufacturing transfers.
(d) Includes a tax benefit of $8,598 in respect of (c) above and a one-time gain of $23,135 in respect of a tax restructuring program and related tax audits.


                     METTLER-TOLEDO INTERNATIONAL INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                           (AMOUNTS IN THOUSANDS)

                                              December 31,         December 31,
                                                      2003                 2002


Cash and cash equivalents                       $   45,116           $   31,427
Accounts receivable, net                           249,353              231,673
Inventories, net                                   151,764              150,441
Other current assets                                59,304               62,186
                                              ------------         ------------
  Total current assets                             505,537              475,727

Property, plant and equipment, net                 231,512              217,754
Goodwill and other intangibles                     548,814              537,792
Other non-current assets                            93,198               72,120
                                              ------------         ------------
  Total assets                                  $1,379,061           $1,303,393
                                              ============         ============

Short-term debt                                 $   18,277           $   50,578
Accounts payable                                    68,243               73,072
Accrued and other current liabilities              241,389              244,014
                                              ------------         ------------
  Total current liabilities                        327,909              367,664

Long-term debt                                     223,239              262,093
Other non-current liabilities                      182,132              171,250
                                              ------------         ------------
  Total liabilities                                733,280              801,007

Shareholders' equity                               645,781              502,386
                                              ------------         ------------
  Total liabilities and shareholders' equity    $1,379,061           $1,303,393
                                              ============         ============


                                            METTLER-TOLEDO INTERNATIONAL INC.
                                      CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                                               (AMOUNTS IN THOUSANDS)


CONDENSED CONSOLIDATED CASH FLOW STATEMENTS                       THREE months ended                  YEAR ended
                                                                     December 31,                     December 31,
                                                                2003             2002            2003             2002
                                                             (unaudited)      (unaudited)
                                                            ------------------------------   ------------------------------
Cash flows from operating activities:
   Net earnings                                                 $ 32,941         $ 31,292       $ 95,838         $100,421
   Adjustments to reconcile net earnings to
     net cash provided by operating activities:
        Depreciation                                               6,234            6,505         25,086           25,392
        Amortization                                               3,148            2,852         11,724            9,332
        Other                                                      2,632            3,063             13            2,950
   Voluntary pension contributions                               (17,111)         (19,000)       (17,111)         (19,000)
   Increase / (decrease) in cash resulting from
   changes in operating assets and liabilities                    10,933           11,481          1,681           (3,685)
                                                               ---------        ---------      ---------        ---------
        Net cash provided by operating activities                 38,777           36,193        117,231          115,410
                                                               ---------        ---------      ---------        ---------
Cash flow from investing activities:
   Proceeds from sale of property, plant and
   equipment                                                         238            1,577          2,092            1,995
   Purchase of property, plant and equipment                      (9,510)          (7,887)       (27,152)         (33,157)
   Acquisitions                                                     (964)            (331)        (4,450)         (21,305)
                                                               ---------        ---------      ---------        ---------
        Net cash used in investing activities                    (10,236)          (6,641)       (29,510)         (52,467)
                                                               ---------        ---------      ---------        ---------
Cash flow from financing activities:
   Proceeds from borrowings                                      197,122           23,554        248,726           81,425
   Repayment of borrowings                                      (215,324)         (49,962)      (325,946)        (142,609)
   Proceeds from option exercises                                  1,447              408          3,577            3,532
   Refinancing fees                                               (3,077)               -         (3,077)               -
                                                               ---------        ---------      ---------        ---------
        Net cash used in financing activities                    (19,832)         (26,000)       (76,720)         (57,652)
                                                               ---------        ---------      ---------        ---------
Effect of exchange rate changes on cash and cash
equivalents                                                        1,012             (407)         2,688           (1,585)
                                                               ---------        ---------      ---------        ---------
Net increase (decrease) in cash and cash equivalents               9,721            3,145         13,689            3,706
                                                               ---------        ---------      ---------        ---------
Cash and cash equivalents:
   Beginning of period                                            35,395           28,282         31,427           27,721
                                                               ---------        ---------      ---------        ---------
   End of period                                                $ 45,116         $ 31,427       $ 45,116         $ 31,427
                                                               =========        =========      =========        =========

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities                       $ 38,777         $ 36,193       $117,231         $115,410
  Payments in respect of restructuring activities                  3,653            4,141         16,792           11,136
  Proceeds from sale of property, plant and equipment                238            1,577          2,092            1,995
  Purchase of property, plant and equipment                       (9,510)          (7,887)       (27,152)         (33,157)
  Refinancing fees                                                (3,077)               -         (3,077)               -
  Other                                                              599              (52)           596             (185)
                                                               ---------        ---------      ---------        ---------
     Free cash flow                                             $ 30,680         $ 33,972       $106,482         $ 95,199
                                                               =========        =========      =========        =========



                                   METTLER-TOLEDO INTERNATIONAL INC.
                                      OTHER OPERATING STATISTICS


LOCAL CURRENCY SALES GROWTH BY DESTINATION
                                                            Year ended December 31, 2003
                                            -------------------------------------------------------------
                                                  Europe        Americas         Asia/RoW           Total
Local currency sales growth                        (2)%           (3)%             17%              0%



                                                          3 months ended December 31, 2003
                                            -------------------------------------------------------------
                                                  Europe        Americas         Asia/RoW           Total
Local currency sales growth                        (2)%             0%              24%              2%
